UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 7, 2014

TERADATA CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-33458

Delaware	75-3236470
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10000 Innovation Drive

Dayton, Ohio 45342

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (866) 548-8348

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The Company is furnishing the following information as required under Item 2.02 “Results of Operations and Financial Condition” of Form 8-K and Item 7.01 “Regulation FD Disclosure.” Such information, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

On August 7, 2014, the Company issued a press release setting forth its second quarter 2014 revenue and earnings per share amounts. A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 7.01	Regulation FD Disclosure.

The information set forth above under Item 2.02 “Results of Operations and Financial Condition” is furnished pursuant to this Item 7.01 and Exhibit 99.1 is hereby incorporated by reference into this Item 7.01.

The discussion under the heading “Balance Sheet” in the press release incorrectly stated that Teradata had purchased 4.5 million shares for approximately $190 million during the year to date through July 31. The purchases reported were actually for the year to date through June 30, the end of the second quarter.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description

99.1	Press Release, dated August 7, 2014, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADATA CORPORATION

Date: August 7, 2014	By:	/s/ Stephen M. Scheppmann
Stephen M. Scheppmann
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 7, 2014, issued by the Company.